Exhibit 99.1

QualTek Names New Independent Board Appointee to its Board of Directors

BLUE BELL, Pa., March 7, 2022  -- QualTek Services Inc. (“QualTek” or the “Company”) (NASDAQ: QTEK), a leading turnkey provider of infrastructure services to the North American 5G wireless, telecom, power grid modernization and renewable energy sectors, announced today the appointment of Daniel Lafond, who joined the board as an independent director on March 2, 2022. QualTek previously appointed Jigisha Desai and Sam Chawla as independent board members.

“We are pleased to have Jigisha, Sam and Dan as independent directors to QualTek’s board during this exciting time for the company,” said QualTek CEO Scott Hisey. “QualTek will benefit from their strong voice and experience growing and transforming public companies. Now that we’ve entered the public markets, QualTek is focused on executing on our growing backlog and continue providing best-in-class services to our customers, specifically surrounding the buildout of national 5G networks.”

Daniel Lafond joins the Board of Directors with more than 20 years of experience in the telecommunications and technology industries, including in many senior leadership roles at AT&T Inc., Comcast Corporation (“Comcast”) and QuadGen Wireless Solutions Inc. Most recently, Mr. Lafond served seven years as Senior Vice President of Sales at Comcast.  In this role, Dan led the transformation strategy for XFINITY sales channels and operations. Mr. Lafond helped drive customer growth by investing in sales channel to better serve the customer, as well as creating a more centralized sales operations function to help support the employee serving the customers of Xfinity. Dan graduated from LaSalle University with a BS in Accounting.

Jigisha Desai has been a member of the Board of Directors of QualTek since February 2022. Ms. Desai has over 30 years of financial management, business leadership, and corporate strategy experience. She had a 29-year career at Granite Construction Incorporated, including serving as Executive Vice President and Chief Strategy Officer. Additionally, Ms. Desai is a board member of 1st Capital Bank, Tutor Perini Corporation, and Element US. Formerly, she served on the boards of Pacific Collegiate School, Pajaro Valley Health Trust and Girls Inc. Ms. Desai is a member of the Association of Financial Professionals and a Certified Treasury Professional. Ms. Desai received a B.S. in Accounting from the University of Houston, an M.B.A. in Corporate Finance from Golden Gate University, and completed Harvard Business School's Advanced Management Program.

Sam Chawla has been a member of the Board of Directors of ROCR since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Previously, Mr. Chawla served as a member of the board of directors of each of VBI Vaccines Inc. (NASDAQ: VBIV), and Great Basin Scientific, Inc. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS and held executive positions at Credit Suisse. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University.

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 80 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company will report within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of QualTek and may include statements for the period following the consummation of the Business Combination. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events

Media Contact:

QualTek IR/Communications

Gianna Lucchesi

PR@qualtekservices.com

(484) 804 - 4585